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                                                              EXHIBIT 3

                 TWENTY-SIXTH AMENDED ARTICLES OF INCORPORATION
                                       OF
                            COOPER INDUSTRIES, INC.

                                   ARTICLE I

                                      NAME

         The name of the Corporation shall be COOPER INDUSTRIES, INC.

                                   ARTICLE II

                            PRINCIPAL OFFICE IN OHIO

         The place in Ohio where the principal office of the Corporation is to be located as provided in the Ohio Revised Code, Section 1701.04, is Cleveland in Cuyahoga County.

                                  ARTICLE III

                                    PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code, as now in effect or hereafter amended.

                                   ARTICLE IV

                               AUTHORIZED SHARES

         The authorized number of shares of the Corporation shall consist of 1,340,750 shares of Preferred Stock with no par value (hereinafter called "Preferred Stock"), 2,821,079 shares of Preferred Stock par value $1.00 per share (hereinafter called "Preferred Stock ($1 par)"), 10,000,000 shares of Preferred Stock par value $2.00 per share (hereinafter called "$2.00 Par Preferred Stock") and 250,000,000 shares of Common Stock par value $5.00 per share (hereinafter called "Common Stock"). No holder of shares of any class of stock of the Corporation shall as such holder have any preemptive right to purchase shares of any class of stock of the Corporation or shares or other securities convertible into or exchangeable for or carrying rights or options to purchase shares of any class of stock of the Corporation, whether such class of stock, shares or other securities are now or hereafter authorized, which at any time may be proposed to be issued by the Corporation or subjected to rights or options to purchase granted by the Corporation. Except as otherwise specifically provided in this Article IV, any action to be taken by the shareholders of the Corporation under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code which would require the affirmative vote of two-thirds of the voting power unless otherwise provided in the Corporation's Articles of Incorporation, may be taken by the affirmative vote of a majority of the voting power of the Corporation.




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A.  TERMS OF PREFERRED STOCK

         The Shares of Preferred Stock shall have the following express terms:

         SECTION 4.1A--Issue in Series--Terms to be Fixed by Directors--The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of Sections 4.2A to 4.8A, both inclusive, which provisions shall apply to all Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

                 (a) the designation of the series, which may be by distinguishing number, letter or title;

                 (b) the number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding);

                 (c) the dividend rate of the series;

                 (d) the dates of payment of dividends and the dates from which dividends shall be cumulative;

                 (e) the redemption rights and price or prices for shares of the series;

                 (f) sinking fund requirements, if any, for the purchase or redemption of shares of the series;

                 (g) the liquidation price payable on shares of the series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation;

                 (h) whether the shares of the series shall be convertible into Common Stock, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made; and

                 (i) restrictions (in addition to those set forth in Sections 4.6A(b) and 4.6A(c)) on the issuance of shares of any class or series.

         The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing or changing, with respect to each such series, the matters described in clauses (a) to (i), both inclusive, of this Section 4.1A.

         SECTION 4.2A--Dividends--The holders of Preferred Stock of each series, in preference to the holders of Common Stock and of any other class of shares ranking junior to the Preferred Stock, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 4.1A and no more, payable quarterly on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or declared or set apart for any of the Preferred Stock for any




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quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratable in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all Preferred Stock of all series then issued and outstanding and entitled to receive such dividend.

         SECTION 4.3A--Dividends on Junior Stock--In no event so long as any Preferred Stock shall be outstanding shall any dividends, except a dividend payable in Common Stock or other shares ranking junior to the Preferred Stock, be paid or declared or any distribution be made on the Common Stock or any other shares ranking junior to the Preferred Stock, nor shall any Common Stock or any other shares ranking junior to the Preferred Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Stock or other shares ranking junior to the Preferred Stock):

                 (a) unless all accrued and unpaid dividends on Preferred Stock, including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

                 (b) unless there shall be no arrearages with respect to the redemption of Preferred Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of
         Section 4.1A.

         SECTION 4.4A--Redemption--(a) Subject to the express terms of each series and to the provisions of Section 4.6A(b)(iii), the Corporation may from time to time redeem all or any part of the Preferred Stock of any series at the time outstanding (i) at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of
Section 4.1A or (ii) in fulfillment of the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price, fixed in accordance with the provisions of Section 4.1A, together in each case with accrued and unpaid dividends to the redemption date.

         (b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the shares of Preferred Stock to be redeemed with any bank or trust company, having capital and surplus of more than Five Million Dollars ($5,000,000), named in such notice, directed to be paid to the respective holders of the shares of Preferred Stock so to be redeemed, in amounts equal to the redemption price of all shares of Preferred Stock so to be redeemed, on surrender of the stock certificate or certificates held by such holders, and upon the making of such deposit such holders shall cease to be shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made such holders shall have no interest in or claim against the Corporation with respect to such shares except only to receive such money from such bank or trust company without interest or the right to exercise, before the redemption date, any unexpired privileges of conversion. In case less than all of the outstanding shares of Preferred Stock are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors. If the holders of shares of Preferred Stock which shall




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have been called for redemption shall not, within ten years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

         (c) Any shares of Preferred Stock which are redeemed by the Corporation pursuant to the provisions of this Section 4.4A and any shares of Preferred Stock which are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any shares of Preferred Stock which are converted in accordance with the express terms thereof shall be cancelled and not reissued. Any shares of Preferred Stock otherwise acquired by the Corporation shall resume the status of authorized and unissued shares of Preferred Stock without serial designation.

         SECTION 4.5A--Liquidation--(a) The holders of Preferred Stock of any series shall, in case of any liquidation, dissolution or winding up of the affairs of the Corporation be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Stock or any other shares ranking junior to the Preferred Stock the amounts fixed with respect to shares of such series in accordance with Section 4.1A. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Preferred Stock in proportion to the full preferential amount to which each such share is entitled. After payment to holders of Preferred Stock of the full preferential amounts as aforesaid, holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

         (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 4.5A.

         SECTION 4.6A-- Voting--(a) The holders of Preferred Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders; and, except as otherwise provided herein or required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together as one class on all matters. If, and so often as, the Corporation shall be in default in the payment of six (6) full quarterly dividends
(whether or not consecutive) on any series of Preferred Stock at the time outstanding, whether or not earned or declared, the holders of Preferred Stock of all series, voting separately as a class and in addition to all other rights to vote for Directors, shall be entitled to elect, as herein provided, two (2) members of the Board of Directors of the Corporation who shall be in addition to the regular members of the Board of Directors elected by the common shareholders pursuant to the Corporation's Code of Regulations; provided, however, that the holders of shares of Preferred Stock shall not have or exercise such special class voting rights except at meetings of the shareholders for the election of Directors at which the holders of not less than thirty-five percent (35%) of the outstanding shares of




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Preferred Stock of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Preferred Stock of all series then outstanding shall have been paid, whereupon the number of persons constituting the Board of Directors shall be reduced by the number of Directors then in office elected pursuant to this Section, the term of office of said Directors so elected shall end, and the holders of Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph. A vacancy in the class of Directors elected pursuant to this Section shall be filled by the remaining Director of the class and the Code of Regulations in effect at the time of filing of these terms and provisions is hereby amended to the extent it is inconsistent herewith. In the event of default entitling the holders of Preferred Stock to elect two (2) Directors as above specified, a special meeting of the shareholders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least ten percent (10%) of the shares of Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be held within ninety (90) days after the date of receipt of the foregoing written request from the holders of Preferred Stock. At any meeting at which the holders of Preferred Stock shall be entitled to elect Directors, the holders of thirty-five percent (35%) of the then outstanding shares of Preferred Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Preferred Stock are entitled to elect as hereinabove provided.

         (b) The affirmative vote of the holders of at least two-thirds (2/3) of the shares of Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Preferred Stock are concerned, such action may be effected with such vote):

                 (i) any amendment, alteration or repeal of any of the provisions of the Amended Articles of Incorporation or of the Regulations of the Corporation which affects adversely the voting powers, rights or preferences of the holders of Preferred Stock; provided, however, that, for the purposes of this clause only, neither the amendment of the Amended Articles of Incorporation so as to authorize or create, or to increase the authorized or outstanding amount of, Preferred Stock or of any shares of any class ranking on a parity with or junior to the Preferred Stock, nor the amendment of the provisions of the Regulations so as to increase the number of Directors of the Corporation shall be deemed to affect adversely the voting powers, rights or preferences of the holders of Preferred Stock; and provided further, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of Preferred Stock at the time outstanding, only the affirmative vote of the




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         holders of at least two-thirds (2/3) of the number of the shares at the time outstanding of the series so affected shall be required;

                 (ii) the authorization or creation of, or the increase in the authorized amount of any shares of any class, or any security convertible into shares of any class, ranking prior to the Preferred Stock; or

                 (iii) the purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Preferred Stock then outstanding except in accordance with a stock purchase offer made to all holders of record of Preferred Stock, unless all dividends upon all Preferred Stock then outstanding for all previous quarterly dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

         (c) the affirmative vote of the holders of at least a majority of the shares of Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Preferred Stock are concerned, such action may be effected with such vote):

                 (i) The sale, lease or conveyance by the Corporation of all or substantially all of its property or business, or its consolidation with or merger into any other corporation unless the corporation resulting from such consolidation or merger will have after such consolidation or merger no class of shares either authorized or outstanding ranking prior to or on a parity with the Preferred Stock except the same number of shares ranking prior to or on a parity with the Preferred Stock and having the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding such consolidation or merger, and each holder of Preferred Stock immediately preceding such consolidation or merger shall receive the same number of shares, with the same rights and preferences, of the resulting corporation; or

                 (ii) The authorization of any shares ranking on a parity with the Preferred Stock or an increase in the authorized number of shares of Preferred Stock.

         SECTION 4.7A--Preemptive Rights--The holders of Preferred Stock shall have no preemptive right to purchase or have offered to them for purchase any shares or other securities of the Corporation, whether now or hereafter authorized.

         SECTION 4.8A--Prior or Parity Stock--Whenever reference is made to shares "ranking prior to the Preferred Stock" or "on a parity with the Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over, or rank on an equality with (as the case may be), the rights of the holders of Preferred Stock; and whenever reference is made to shares "ranking junior to the Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are junior and subordinate to the




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rights of the holders of Preferred Stock.  The Preferred Stock ($1 par) shall rank on a parity with the Preferred Stock and the $2.00 Par Preferred Stock.

B.  EXPRESS TERMS OF THE SERIES A PARTICIPATING PREFERRED STOCK

         SECTION 4.1B--Designation and Amount--The shares of such series shall be designated as "Series A Preferred Stock" and the number of shares constituting such series shall initially be 800,000, no par value, such number of shares to be subject to increase or decrease by action of the Board of Directors.

         SECTION 4.2B--Dividends and Distributions--(a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $5.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after February 17, 1987 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (a) above concurrently with its declaration of a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share of the Series A Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.




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         (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

         SECTION 4.3B--Voting Rights--The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

                 (a) The holders of Preferred Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders; and, except as otherwise provided herein or required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together as one class on all matters. If, and so often as, the Corporation shall be in default in the payment of six (6) full quarterly dividends (whether or not consecutive) on any series of Preferred Stock at the time outstanding, whether or not earned or declared, the holders of Preferred Stock of all series, voting separately as a class and in addition to all other rights to vote for directors, shall be entitled to elect, as herein provided, two (2) members of the Board of Directors of the Corporation who shall be in addition to the regular members of the Board of Directors elected by the common shareholders pursuant to the Corporation's Code of Regulations; provided, however, that the holders of shares of Preferred Stock shall not have or exercise such special class voting rights except at meetings of the shareholders for the election of Directors at which the holders of not less than thirty-five percent (35%) of the outstanding shares of Preferred Stock of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Preferred Stock of all series then outstanding shall have been paid, whereupon the number of persons constituting the Board of Directors shall be reduced by the number of Directors then in office elected pursuant to this Section, the term of office of said Directors so elected shall end, and the holders of Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph. A vacancy in the class of Directors elected pursuant to this Section shall be filled by the remaining Director or the class and the Code of Regulations in effect at the time of filing of these terms and provisions




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         is hereby amended to the extent it is inconsistent herewith.  In the event of default entitling the holders of Preferred Stock to elect two
         (2) Directors as above specified, a special meeting of the shareholders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least ten percent (10%) of the shares of Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be held within ninety (90) days after the date of receipt of the foregoing written request from the holders of Preferred Stock. At any meeting at which the holders of Preferred Stock shall be entitled to elect Directors, the holders of thirty-five percent (35%) of the then outstanding shares of Preferred Stock of all series, present in person or by proxy shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Preferred Stock are entitled to elect as hereinabove provided.

         SECTION 4.4B--Certain Restrictions--(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                 (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

                 (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                 (iii) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the annual dividend rates and other rights and preferences of the series, shall determine in good faith will result in fair and equitable treatment to the holders of such series.

         (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4.4B, purchase or otherwise acquire such shares at such time and in such manner.



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

         SECTION 4.5B--Reacquired Shares--Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof.

         SECTION 4.6B--Liquidation, Dissolution or Winding Up--(a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference").

         (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

         SECTION 4.7B--No Redemption--The shares of Series A Participating Preferred Stock shall not be redeemable.

         SECTION 4.8B--Ranking--The Series A Participating Preferred Stock shall rank equal to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets.

         SECTION 4.9B--Amendment--The Restated Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds (2/3) or more of the outstanding shares of the Series A Participating Preferred Stock, voting separately as a class.

         SECTION 4.1OB--Fractional Shares--Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

C. TERMS OF PREFERRED STOCK ($1 Par)

         The shares of Preferred Stock ($1 par) shall have the following express terms:

         SECTION 4.1C--Issue in Series--Terms to be Fixed by Directors--The Preferred Stock ($1 par) may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of Sections 4.2C to 4.8C, both inclusive, which provisions shall apply to all Preferred Stock ($1 par), the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

                 (a) the designation of the series, which may be by distinguishing number, letter or title;

                 (b) the number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding);

                 (c) the dividend rate of the series;

                 (d) the dates of payment of dividends and the dates from which dividends shall be cumulative;

                 (e) the redemption rights and price or prices for shares of the series;

                 (f) sinking fund requirements, if any, for the purchase or redemption of shares of the series;

                 (g) the liquidation price payable on shares of the series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation;

                 (h) whether the shares of the series shall be convertible into Common Stock, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made; and

                 (i) restrictions (in addition to those set forth in Sections 4.6C(b) and 4.6C(c)) on the issuance of shares of any class or series.

The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing or changing, with respect to each such series, the matters described in clauses (a) to (i), both inclusive, of this
Section 4.1C.

         SECTION 4.2C--Dividends--The holders of Preferred Stock ($1 par) of each series, in preference to the holders of Common Stock and of any other class of shares ranking junior to the Preferred Stock ($1 par), shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 4.1C and no more, payable quarterly on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or declared or set apart for any of the Preferred Stock ($1 par) for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratable in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all Preferred Stock ($1 par) of all series then issued and outstanding and entitled to receive such dividend.

         SECTION 4.3C--Dividends on Junior Stock--In no event so long as any Preferred Stock ($1 par) shall be outstanding shall any dividends, except a dividend payable in Common Stock or other shares ranking junior to the Preferred Stock ($1 par) be paid or declared or any distribution be made on the Common Stock or any other shares ranking junior to the Preferred Stock ($1 par) be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Stock or other shares ranking junior to the Preferred Stock ($1 par)):

                 (a) unless all accrued and unpaid dividends on Preferred Stock ($1 par), including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

                 (b) unless there shall be no arrearages with respect to the redemption of Preferred Stock ($1 par) of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 4.1C.

         SECTION 4.4C--Redemption--(a) Subject to the express terms of each series and to the provisions of Section 4.6C(b)(iii), the Corporation may from time to time redeem all or any part of the Preferred Stock ($1 par) of any series at the time outstanding (i) at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 4.1C or (ii) fulfillment of the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price, fixed in accordance with the provisions of Section 4.1C, together in each case with accrued and unpaid dividends to the redemption date.

         (b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of Preferred Stock ($1 par) to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the shares of Preferred Stock ($1 par) to be redeemed with any bank or trust company, having capital and surplus of more than Five Million Dollars ($5,000,000), named in such notice, directed to be paid to the respective holders of the shares of Preferred Stock ($1 par) so to be redeemed, in amounts equal to the redemption price of all shares of Preferred Stock ($1 par) so to be redeemed, on surrender of stock certificate or certificates held by such holders, and upon the making of such deposit such holders shall cease to be shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made, such holders shall have no interest in or claim against the Corporation with respect to such shares except only to receive such money from such bank or trust company without interest or the right to exercise, before the redemption date, any unexpired privileges of conversion. In case less than all of the outstanding shares of any series of Preferred Stock ($1 par) is to be redeemed, the Corporation shall select by lot the shares of the series so to be redeemed in such manner as shall be prescribed by its Board of Directors. If the holders of shares of Preferred Stock ($1 par) which shall have been called for redemption shall not, within six (6) years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

         (c) Any shares of Preferred Stock ($1 par) which are redeemed by the Corporation pursuant to the provisions of this Section 4.4C and any shares of Preferred Stock ($1 par) which are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any shares of Preferred Stock ($1 par) which are converted in accordance with the express terms thereof shall be cancelled and not reissued. Any shares of Preferred Stock ($1 par) otherwise acquired by the Corporation shall resume the status of authorized and unissued shares of Preferred Stock ($1 par) without serial designation.

         SECTION 4.5C--Liquidation--(a) The holders of Preferred Stock ($1 par) of any series shall, in case of any liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Stock or any other shares ranking junior to the Preferred Stock ($1 par) the amounts fixed with respect to shares of such series in accordance with Section 4.1C. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Preferred Stock ($1 par) of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Preferred Stock ($1 par) in proportion to the full preferential amounts to which each such share is entitled. After payment to holders of Preferred Stock ($1 par) of the full preferential amounts as aforesaid, holders of Preferred Stock ($1 par) as such shall have no right or claim to any of the remaining assets of the Corporation.

         (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 4.5C.

         SECTION 4.6C--Voting--(a) The holders of Preferred Stock ($1 par) shall be entitled to one-tenth (1/10) vote for each share of such stock upon all matters presented to the shareholders; and, except as otherwise provided herein or required by law, the holders of Preferred Stock ($1 par) and the holders of Preferred Stock, the holders of $2.00 Par Preferred Stock and the holders of Common Stock shall vote together as one class on all matters. If, and so often as, the Corporation shall be in default in the payment of six (6) full quarterly dividends (whether or not consecutive) on any series of Preferred Stock ($1 par) at the time outstanding, whether or not earned or declared, the holders of Preferred Stock ($1 par) of all series, voting separately as a class and in addition to all other rights to vote for Directors, shall be entitled to elect, as herein provided, two (2) members of the Board of Directors of the Corporation who shall be in addition to the regular members of the Board of Directors elected by the common shareholders and directors elected by the holders of any other class of shares, pursuant to these Amended Articles of Incorporation or the Corporation's Code of Regulations; provided, however, that the holders of shares of Preferred Stock ($1 par) shall not have or exercise such special class voting rights except at meetings of the shareholders for the election of Directors at which the holders of not less than thirty-five percent (35%) of the outstanding shares of Preferred Stock ($1 par) of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Preferred Stock ($1 par) of all series then outstanding shall have been paid, whereupon the number of persons constituting the Board of Directors shall be reduced by the number of Directors then in office elected pursuant to this Section 4.6C, the term of office of said Directors so elected shall end, and the holders of Preferred Stock ($1 par) shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph. A vacancy in the class of Directors elected pursuant to this Section 4.6C shall be filled by the remaining Directors of the class and if no other Directors of the class are then in office such vacancy shall be filled by the holders of Preferred Stock ($1 par) entitled to elect the class of directors. The Code of Regulations in effect at the time of filing of these terms and provisions is hereby amended to the extent it is inconsistent herewith. In the event of default entitling the holders of Preferred Stock ($1 par) to elect two (2) Directors as above specified, a special meeting of the shareholders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least ten percent (10%) of the shares of Preferred Stock ($1 par) of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be held within ninety (90) days after the date of receipt of the foregoing written request from the holders of Preferred Stock ($1 par). At any meeting at which the holders of Preferred Stock ($1 par) shall be entitled to elect Directors, the holders of thirty-five percent (35%) of the then outstanding shares of Preferred Stock ($1 par) of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Preferred Stock ($1 par) are entitled to elect as hereinabove provided.

         (b) The affirmative vote of the holders of at least two-thirds of the shares of Preferred Stock ($1 par) at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Preferred Stock ($1 par) shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Preferred Stock ($1 par) are concerned, such action may be effected with such vote):

                 (i) any amendment, alteration or repeal of any of the provisions of the Amended Articles of Incorporation or of the Regulations of the Corporation which affects adversely the voting powers, rights or preferences of the holders of Preferred Stock ($1 par); provided, however, that, for the purposes of this clause only, neither the amendment of the Amended Articles of Incorporation so as to authorize or create, or to increase the authorized or outstanding amount of, Preferred Stock ($1 par) or of any shares of any class ranking on a parity with or junior to the Preferred Stock ($1 par), nor the amendment of the provisions of the Regulations so as to increase the number of Directors of the Corporation shall be deemed to affect adversely the voting powers, rights or preferences of the holders of Preferred Stock ($1 par); and provided further, that if any amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of Preferred Stock ($1 par) at the time outstanding, only the affirmative vote of the holders of at least two-thirds of the number of the shares at the time outstanding of the series so affected shall be required;

                 (ii) the authorization or creation of any class, or the increase in the authorized amount of any shares of any class, or any security convertible into shares of any class, ranking prior to the Preferred Stock ($1 par); or

                 (iii) the purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Preferred Stock ($1 par) then outstanding except in accordance with a stock purchase offer made to all holders of record of Preferred Stock ($1 par), unless all dividends upon all Preferred Stock ($1 par) then outstanding for all previous quarterly periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

         (c) The affirmative vote of the holders of at least a majority of the shares of Preferred Stock ($1 par) at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Preferred Stock ($1 par) shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Preferred Stock ($1 par) are concerned, such action may be effected with such vote):

                 (i) the sale, lease or conveyance by the Corporation of all or substantially all of its property or business, or its consolidation with or merger into any other corporation unless the corporation resulting from such consolidation or merger will have after such consolidation or merger no class of shares either authorized or outstanding ranking prior to or on a parity with the Preferred Stock ($1 par) except the same number of shares ranking prior to or on a parity with the Preferred Stock ($1 par) and having the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding such consolidation or merger, and each holder of Preferred Stock ($1 par) immediately preceding such consolidation or merger shall receive the same number of shares, with the same rights and preferences, of the resulting corporation; or

                 (ii) the authorization of any shares ranking on a parity with the Preferred Stock ($1 par) or an increase in the authorized number of shares of Preferred Stock ($1 par).

         SECTION 4.7C--Preemptive Rights--The holders of Preferred Stock ($1 par) shall have no preemptive right to purchase or have offered to them for purchase or have offered them for purchase any shares or other securities of the Corporation, whether now or hereafter authorized.

         SECTION 4.8C--Prior or Parity Stock--Whenever reference is made to shares "ranking prior to the Preferred Stock ($1 par)" or "on a parity with the Preferred Stock ($1 par)", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over, or rank on an equality with (as the case may be) the rights of the holders of Preferred Stock ($1 par); and whenever reference is made to shares "ranking junior to the Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are junior and subordinate to the rights of the holders of Preferred Stock ($1 par). The Preferred Stock ($1 par) shall rank on a parity with the Preferred Stock and the $2.00 Par Preferred Stock.

D.  EXPRESS TERMS OF THE $1.60 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

         [EXPLANATORY NOTE: The Express Terms of the $1.60 Convertible Exchangeable Preferred Stock were deleted following the redemption of said $1.60 Preferred Stock on January 1, 1995.]

E.  TERMS OF $2.00 PAR PREFERRED STOCK

         The Shares of $2.00 Par Preferred Stock shall have the following express terms:

         SECTION 4.1E--Issue in Series--Terms to be fixed by Directors--The $2.00 Par Preferred Stock may be issued from time to time in one or more series. All shares of $2.00 Par Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of Sections 4.2E to 4.8E, both inclusive, which provisions shall apply to all $2.00 Par Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

                 (a) the designation of the series, which may be by distinguishing number, letter or title;

                 (b) the number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding);

                 (c) the dividend rate of the series;

                 (d) the dates of payment of dividends and the dates from which dividends shall be cumulative;

                 (e) the redemption rights and price or prices for shares of the series;

                 (f) sinking fund requirements, if any, for the purchase or redemption of shares of the series;

                 (g) the liquidation price payable on shares of the series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation;

                 (h) whether the shares of the series shall be convertible into Common Stock, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made; and

                 (i) restrictions (in addition to those set forth in Sections 4.6E(b) and 4.6E(c)) on the issuance of shares of any class or series.

         The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing or changing, with respect to each such series, the matters described in clauses (a) to (i), both inclusive, of this Section 4.1E.

         SECTION 4.2E--Dividends--The holders of $2.00 Par Preferred Stock of each series, in preference to the holders of Common Stock and of any other class of shares ranking junior to the $2.00 Par Preferred Stock, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 4.1E and no more, payable quarterly on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after, the date or dates fixed with respect to such series. No dividends may be paid upon or declared or set apart for any of the $2.00 Par Preferred Stock for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratable in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all $2.00 Par Preferred Stock of all series then issued and outstanding and entitled to receive such dividend.

         SECTION 4.3E--Dividends on Junior Stock--In no event so long as any $2.00 Par Preferred Stock shall be outstanding shall any dividends, except a dividend payable in Common Stock or other shares ranking junior to the $2.00 Par Preferred Stock, be paid or declared or any distribution be made on the Common Stock or any other shares ranking junior to the $2.00 Par Preferred Stock, nor shall any Common Stock or any other shares ranking junior to the $2.00 Par Preferred Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Stock or other shares ranking junior to the $2.00 Par Preferred Stock):

                 (a) unless all accrued and unpaid dividends on $2.00 Par Preferred Stock, including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

                 (b) unless there shall be no arrearages with respect to the redemption of $2.00 Par Preferred Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 4.1E.

         SECTION 4.4E--Redemption--(a) Subject to the express terms of each series and to the provisions of Section 4.6E(b)(iii), the Corporation may from time to time redeem all or any part of the $2.00 Par Preferred Stock of any series at the time outstanding (i) at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 4.1E or (ii) in fulfillment of the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price, fixed in accordance with the provisions of Section 4.1E, together in each case with accrued and unpaid dividends to the redemption date.

         (b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the $2.00 Par Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the shares of $2.00 Par Preferred Stock to be redeemed with any bank or trust company, having capital and surplus of more than Five Million Dollars ($5,000,000), named in such notice, directed to be paid to the respective holders of the shares of $2.00 Par Preferred Stock so to be redeemed, in amounts equal to the redemption price of all shares of $2.00 Par Preferred Stock so to be redeemed, on surrender of the stock certificate or certificates held by such holders, and upon the making of such deposit such holders shall cease to be shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made such holders shall have no interest in or claim against the Corporation with respect to such shares except only to receive such money from such bank or trust company without interest or the right to exercise, before the redemption date, any unexpired privileges of conversion. In case less than all of the outstanding shares of any series of $2.00 Par Preferred Stock are to be redeemed, the Corporation shall select by lot the shares of that series so to be redeemed in such manner as shall be prescribed by its Board of Directors.
If the holders of shares of $2.00 Par Preferred Stock which shall have been called for redemption shall not, within ten years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

         (c) Any shares of $2.00 Par Preferred Stock which are redeemed by the Corporation pursuant to the provisions of this Section 4.4E and any shares of $2.00 Par Preferred Stock which are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any shares of $2.00 Par Preferred Stock which are converted in accordance with the express terms thereof shall be cancelled and not reissued. Any shares of $2.00 Par Preferred Stock otherwise acquired by the Corporation shall resume the status of authorized and unissued shares of $2.00 Par Preferred Stock without serial designation.

         SECTION 4.5E--Liquidation--(a) The holders of $2.00 Par Preferred Stock of any series shall, in case of any liquidation, dissolution or winding up of the affairs of the Corporation be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Stock or any other shares ranking junior to the $2.00 Par Preferred Stock the amounts fixed with respect to shares of such series in accordance with Section 4.1E. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of $2.00 Par Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of $2.00 Par Preferred Stock in proportion to the full preferential amount to which each such share is entitled. After payment to holders of $2.00 Par Preferred Stock of the full preferential amounts as aforesaid, holders of $2.00 Par Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

         (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 4.5E.

         SECTION 4.6E--Voting--(a) The holders of $2.00 Par Preferred Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders; and, except as otherwise provided herein or required by law, the holders of $2.00 Par Preferred Stock and the holders of Preferred Stock, the holders of Preferred Stock ($1 par) and the holders of Common Stock shall vote together as one class on all matters. If, and so often as, the Corporation shall be in default in the payment of six (6) full quarterly dividends (whether or not consecutive) on any series of $2.00 Par Preferred Stock at the time outstanding, whether or not earned or declared, the holders of $2.00 Par Preferred Stock of all series, voting separately as a class and in addition to all other rights to vote for Directors, shall be entitled to elect, as herein provided, two (2) members of the Board of Directors of the Corporation who shall be in addition to the regular members of the Board of Directors elected by the common shareholders and directors elected by holders of any other class of shares pursuant to the Amended Articles of Incorporation or the Corporation's Code of Regulations; provided, however, that the holders of shares of $2.00 Par Preferred Stock shall not have or exercise such special class voting rights except at meetings of the shareholders for the election of Directors at which the holders of not less than thirty-five percent (35%) of the outstanding shares of $2.00 Par Preferred Stock of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the $2.00 Par Preferred Stock of all series then outstanding shall have been paid, whereupon the number of persons constituting the Board of Directors shall be reduced by the number of Directors then in office elected pursuant to this Section, the term of office of said Directors so elected shall end, and the holders of $2.00 Par Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph. A vacancy in the class of Directors elected pursuant to this Section shall be filled by the remaining Director of the class and the Code of Regulations in effect at the time of filing of these terms and provisions is hereby amended to the extent it is inconsistent herewith. In the event of default entitling the holders of $2.00 Par Preferred Stock to elect two (2) Directors as above specified, a special meeting of the shareholders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least ten percent (10%) of the shares of $2.00 Par Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be held within ninety (90) days after the date of receipt of the foregoing written request from the holders of $2.00 Par Preferred Stock. At any meeting at which the holders of $2.00 Par Preferred Stock shall be entitled to elect Directors, the holders of thirty-five percent (35%) of the then outstanding shares of $2.00 Par Preferred Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of $2.00 Par Preferred Stock are entitled to elect as hereinabove provided.

         (b) The affirmative vote of the holders of at least two-thirds of the shares of $2.00 Par Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of $2.00 Par Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of $2.00 Par Preferred Stock are concerned, such action may be effected with such vote):

                 (i) any amendment, alteration or repeal of any of the provisions of the Amended Articles of Incorporation or of the Regulations of the Corporation which affects adversely the voting powers, rights or preferences of the holders of $2.00 Par Preferred Stock; provided, however, that, for the purposes of this clause only, (i) neither the amendment of the Amended Articles of Incorporation so as to authorize or create, or to increase the authorized or outstanding amount of, $2.00 Par Preferred Stock or of any shares of any class ranking on a parity with or junior to the $2.00 Par Preferred Stock, nor the amendment of the provisions of the Regulations so as to increase the number of Directors of the Corporation shall be deemed to affect adversely the voting powers, rights or preferences of the holders of $2.00 Par Preferred Stock;
         and provided further, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of $2.00 Par Preferred Stock at the time outstanding, only the affirmative vote of the holders of at least two-thirds (2/3) of the number of the shares at the time outstanding of the series so affected shall be required;

                 (ii) the authorization or creation of, or the increase in the authorized amount of any shares of any class, or any security convertible into shares of any class, ranking prior to the $2.00 Par Preferred Stock; or

                 (iii) the purchase or redemption (for sinking fund purposes or otherwise) of less than all of the $2.00 Par Preferred Stock then outstanding except in accordance with a stock purchase offer made to all holders of record of $2.00 Par Preferred Stock, unless all dividends upon all $2.00 Par Preferred Stock then outstanding for all previous quarterly dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

         (c) the affirmative vote of the holders of at least a majority of the shares of $2.00 Par Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of $2.00 Par Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of $2.00 Par Preferred Stock are concerned, such action may be effected with such vote):

                 (i) The sale, lease or conveyance by the Corporation of all or substantially all of its property or business, or its consolidation with or merger into any other corporation unless the corporation resulting from such consolidation or merger will have after such consolidation or merger no class of shares either authorized or outstanding ranking prior to or on a parity with the $2.00 Par Preferred Stock except the same number of shares ranking prior to or on a parity with the $2.00 Par Preferred Stock and having the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding such consolidation or merger, and each holder of $2.00 Par Preferred Stock immediately preceding such consolidation or merger shall receive the same number of shares, with the same rights and preferences, of the resulting corporation; or

                 (ii) The authorization of any shares ranking on a parity with the $2.00 Par Preferred Stock or an increase in the authorized number of shares of $2.00 Par Preferred Stock.

         SECTION 4.7E--Preemptive Rights--The holders of $2.00 Par Preferred Stock shall have no preemptive right to purchase or have offered to them for purchase any shares or other securities of the Corporation, whether now or hereafter authorized.

         SECTION 4.8E--Prior or Parity Stock--Whenever reference is made to shares "ranking prior to the $2.00 Par Preferred Stock" or "on a parity with the $2.00 Par Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over, or rank on an equality with (as the case may be), the rights of the holders of $2.00 Par Preferred Stock; and whenever reference is made to shares "ranking junior to the $2.00 Par Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are junior and subordinate to the rights of the holders of $2.00 Par Preferred Stock. The $2.00 Par Preferred Stock shall rank on a parity with the Preferred Stock and the Preferred Stock ($1 par).

F.  FAIR PRICE TO SHAREHOLDERS IN BUSINESS COMBINATIONS

         SECTION 4.1F--The affirmative vote of the holders of not less than eighty percent (80%) of the voting power of the Corporation shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined); provided, however, that the eighty percent (80%) voting requirement shall not be applicable, and the provisions of Ohio law and of these Articles relating to the percentage of shareholder approval, if any, shall apply to any such Business Combination if:

                 (a) The "Continuing Directors" of the Corporation (as hereinafter defined) by a two-thirds vote have expressly approved the Business Combination either in advance of or subsequent to the acquisition of outstanding shares of Common Stock of the Corporation that caused the Related Person involved in the Business Combination to become a Related Person; or

                 (b) If the following conditions are satisfied:

                                  (i) The aggregate amount of the cash and the
                 fair market value of the property, securities or other consideration to be received in the Business Combination by holders of the Common Stock of the Corporation, other than the Related Person involved in the Business Combination, is not less than the "Highest Per Share Price" (with appropriate adjustments for recapitalizations, reclassifications, stock splits, reverse stock splits and stock dividends) paid by the Related Person in acquiring any of its holdings of the Corporation's Common Stock, all as determined by two-thirds of the Continuing Directors; and

                          (ii) A proxy statement complying with the
                 requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed at least 30 days prior to any vote on the Business Combination, to all shareholders of the Corporation for the purpose of soliciting shareholder approval of the Business Combination. The proxy statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed appropriate by two-thirds of the Continuing Directors, the opinion of an investment banking firm selected by two-thirds of the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of the outstanding shares of capital stock of the Corporation other than the Related Person involved in the Business Combination.

         SECTION 4.2F--For purposes of this Section F of Article IV: (a) The term "Business Combination" means (i) any merger, consolidation or share exchange of the Corporation or any of its subsidiaries into or with a Related Person, in each case irrespective of which corporation or company is the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with a Related Person (in a single transaction or a series of related transactions) of all or a Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any securities of a subsidiary) or a Substantial Part of the assets of any of its subsidiaries; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Corporation or to or with any of its subsidiaries (in a single transaction or series of related transactions) of all or a Substantial Part of the assets of a Related Person; (iv) the issuance or transfer of any securities of the Corporation or any of its subsidiaries by the Corporation or any of its subsidiaries to a Related Person (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Corporation); (v) any reclassification of securities (including any reverse stock split), recapitalization, or any other transaction involving the Corporation or any of its subsidiaries, that would have the effect of increasing the voting power of a Related Person; (vi) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person, and (vii) the entering into of any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

         (b) The term "Related Person" shall mean any individual, corporation, partnership or other person or entity other than the Corporation or any of its subsidiaries which, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Section F of Article IV by the shareholders of the Corporation (collectively and as so in effect, the "Exchange Act")), are "Beneficial Owners" (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of 20 percent or more of the outstanding shares of Common Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Notwithstanding the definition of "Beneficial Owners" in this subparagraph (b), any Common Stock of the Corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

         (c) The term "Substantial Part" shall mean more than twenty percent (20%) of the fair market value, as determined by two-thirds (2/3) of the Continuing Directors, of the total consolidated assets of the Corporation and its subsidiaries taken as a whole, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

         (d) For the purposes of paragraph (b)(i) of Section 4.1F, in the event of a Business Combination in which the Corporation is the surviving corporation, the term "other consideration to be received" shall include, without limitation, Common Stock or other capital stock of the Corporation retained by shareholders of the Corporation other than Related Persons or parties to such Business Combination.

         (e) The term "Continuing Directors" shall mean a director who either
(i) was a member of the Board of Directors of the Corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person, or (ii) was designated (before his or her initial election as Director) as a Continuing Director by two-thirds of the then Continuing Directors.

         (f) A "Related Person" shall be deemed to have acquired a share of the Common Stock of the Corporation at the time when such Related Person became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, the price paid for said shares shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or (ii) the market price of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

         (g) The term "Highest Per Share Price" as used in this Section F shall mean the highest price determined by two-thirds of the Continuing Directors to have been paid at any time by the Related Person for any share or shares of Common Stock. In determining the Highest Per Share Price, all purchases by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person. The Highest Per Share Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by the Related Person with respect to the shares of Common Stock of the Corporation acquired by the Related Person.

         SECTION 4.3F--Any amendment, change or repeal of this Article IV, Section F, or any other amendment of these Articles of Incorporation which would have the effect of modifying or permitting circumvention of this Article IV, Section F, shall require the favorable vote, at a meeting of the shareholders of the Corporation, of the holders of at least eighty percent (80%) of the voting power of the Corporation; provided, however, that this
Section 4.3F shall not apply to and such eighty percent (80%) vote shall not be required for, any such amendment, change or repeal recommended to shareholders by two-thirds (2/3) of the Continuing Directors and such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the General Corporation Law of the State of Ohio and of these Articles. For the purposes of this Section 4.3F only, if at the time when any such amendment, change, or repeal is under consideration there is no proposed Business Combination (in which event, the definition of Continuing Director in paragraph
(e) of Section 4.2F would be inapplicable), the "Continuing Directors" shall be deemed to be those persons who are members of the Board of Directors of the Corporation at the time when the amendment of these Articles to add this Section F was approved by the shareholders plus those persons who are Continuing Directors under clause (ii) of paragraph (e) of Section 4.2F.

                                   ARTICLE V

                        PURCHASE OF CORPORATION'S SHARES

         The Corporation by action of its Board of Directors may purchase any issued shares of the Corporation to the extent not prohibited by law.

                                   ARTICLE VI

                              OPTIONS AND WARRANTS

         The directors are authorized, from time to time, in their discretion, to grant to such persons, for such periods and upon such terms as to the directors may appear advisable, options to purchase such number of shares of any class or classes or of any series of any class as the directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

                                  ARTICLE VII

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

         (a) The Corporation shall indemnify any director or officer or any former director or officer of the Corporation or any person who is serving or has served at the request of the Corporation as a director, officer, or trustee of another corporation, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, to which he was, is, or is threatened to be made a party by reason of the fact that he is or was such director, officer, or trustee, provided it is determined in the manner set forth in paragraph (c) of this Article that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and that, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (b) In the case of any threatened, pending or completed action or suit by or in the right of the Corporation, the Corporation shall indemnify each person indicated in paragraph (a) of this Article against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement thereof, provided it is determined in the manner set forth in paragraph (c) of this Article that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

         (c) The determinations referred to in paragraphs (a) and (b) of this Article shall be made (i) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit or proceeding, or (ii) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified, within the past five years, or (iii) by the shareholders, or
(iv) by the court of common pleas or the court in which such action, suit or proceeding was brought.

         (d) Expenses, including attorneys' fees, incurred in defending any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article, may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, or trustee to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

         (e) The indemnification provided by this Article shall not be deemed exclusive (i) of any other rights to which those seeking indemnification may be entitled under the articles, the regulations, any agreement, any insurance purchased by the Corporation, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, or of (ii) the power of the Corporation to indemnify any person who is or was an employee or agent of the Corporation or of another corporation, joint venture, trust or other enterprise which he is serving or has served at the request of the Corporation, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a director, officer, or trustee. As used in this paragraph (e), references to the "Corporation" include all constituent corporations in a consolidation or merger in which the Corporation or a predecessor to the Corporation by consolidation or merger was involved. The indemnification provided by this Article shall continue as to a person who has ceased to be a director, officer, or trustee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                  ARTICLE VIII

                        ELIMINATION OF CUMULATIVE VOTING

         No shareholder of this Corporation may cumulate his voting power.


         These Twenty-Sixth Amended Articles of Incorporation shall supersede and take the place of the theretofore existing Articles of Incorporation and amendments thereto.